SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 19, 2008
Date of earliest event reported: June 15, 2008
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

11 West 42nd Street
New York, NY		10036
(Address of principal executive		(Zip Code)
offices)
(212) 827-8000
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On June 17, 2008, Martha Stewart Living Omnimedia, Inc. (the “Company”) received notification from Thomas Siekman that he had resigned as a director of the Company effective June 15, 2008. On June 6, 2008, Mr. Siekman had notified the Company of his intention to resign prior to the end of June for personal reasons, as reported by the Company on a Current Report on Form 8-K filed with the Commission on June 10, 2008. No disagreements with the Company were cited by Mr. Siekman in connection with his resignation.
Item 8.01. Other Events
     Michael Goldstein has replaced Mr. Siekman as the Company’s Lead Director. In connection with Mr. Siekman’s resignation as a director of the Company, Rick Boyko, currently a director of the Company and a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee, has been appointed to the Company’s Audit Committee. Mr. Boyko will continue to serve as a member of the other Company committees on which he serves. Mr. Boyko has replaced Mr. Siekman as Chairman of the Nominating and Corporate Governance Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.
Date: June 19, 2008	By:	/s/ Gregory E. Barton
Gregory E. Barton
General Counsel